Exhibit 3.7

                                     {LOGO}
                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                                        Our ref: RB/SJdeG/UT.G66
                                                                        cc 75210
                                                                22 November 1999

On the basis of the information provided to the Jersey Financial Services Commission (the "COMMISSION"), CONSENT IS HEREBY GRANTED pursuant to Article 7 of the Control of Borrowing (Jersey) Order 1958, as amended (the "ORDER") to

            GRACECHURCH RECEIVABLES TRUSTEE LIMITED (THE "COMPANY")

to create and issue interests pursuant to the terms of a receivables trust to be declared by the Company (as trustee) in favour of Barclaycard Funding PLC and Barclays Bank PLC (as beneficiaries).

This consent is granted subject to the following conditions:

(a) that there shall be no change in the identity of the trustee of the receivables trust without the prior written consent of an officer of the Commission; and

(b) that there shall be no change in the named beneficiaries of the receivables trust without the prior written consent of an officer of the Commission (subject to transfers of interests expressly permitted under the terms of the receivables trust); and

(c) that the prior approval of an officer of the Commission be sought and obtained to any change in any matter relating to the Company, unless such change would not materially affect the import of the information supplied in connection with the application for this consent; and

(d) that the Company will not be used for any purpose other than to act as trustee of the receivables trust and to enter into all arrangements in relation thereto without the prior approval of an officer of the Commission; and

(e) that a reference (if any) to this consent in any prospectus or other invitation of subscription will refer to the consent having been granted by the Commission under the Order and shall include the following statement:- "The Commission is protected by the Borrowing (Control) (Jersey) Law 1947, as amended, against liability arising from the discharge of its functions under that Law".

For and on behalf of the
Jersey Financial Services Commission

{signature}
R Bignell
Director

      P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
         TELEPHONE: +44 (0) 1534 822000 FACSIMILE: +44 (0) 1534 822001
             E-MAIL: info@jerseyfsc.org INTERNET: www.jerseyfsc.org

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                                     {LOGO}
                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                                                           75210

                                                             29th September 1999

On the basis of the information supplied to the Jersey Financial Services Commission (the Commission), CONSENT IS HEREBY GRANTED, pursuant to the Control of Borrowing (Jersey) Order, 1958, as amended, to

              GRACECHURCH RECEIVABLES TRUST LIMITED (THE COMPANY)

to issue up to 2 shares of a nominal value of {GBP}1.00 each.

This consent is subject to the following conditions:-

1. That there shall be no issue of shares by the Company to any person other than Bedell & Cristin Trustees Limited as trustees of the Gracechurch Charitable Trust or its nominees, nor any transfer of, or any dealings whatsoever in the issued shares of the Company nor retirement nor any changes in the trusteeship of the Gracechurch Charitable Trust without the prior approval of the Commission.

2. That the Company be used solely for the purpose expressly or impliedly agreed with the Commission.

The granting of this consent must not be taken to imply that any other consents required by the Company from the Commission will necessarily be forthcoming.

It must be distinctly understood that, in giving this consent, the Commission takes no responsibility for the financial soundness of any schemes or for the correctness of any statements made, or opinions expressed, with regard to them.


                            For and on behalf of the
                      Jersey Financial Services Commission

                                  {Signature}
                            Director, Authorisation

      P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
         TELEPHONE: +44 (0) 1534 822000 FACSIMILE: +44 (0) 1534 822001
             E-MAIL: info@jerseyfsc.org INTERNET: www.jerseyfsc.org